Exhibit 4.1

EXECUTION VERSION

ALLY FINANCIAL INC.

and

THE BANK OF NEW YORK MELLON,

Trustee

INDENTURE

Dated as of November 20, 2015

CROSS-REFERENCE SHEET*

between

Reconciliation and tie showing the location in the Indenture of the provisions inserted pursuant to Sections 310 through 318(a), inclusive, of the Trust Indenture Act of 1939, unless otherwise indicated.

Section of Trust Indenture Act	Section of Indenture

310(a)(1) and (2)	7.09
310(a)(3) and (4)	Not applicable
310(b)	7.08 and 7.10(b)
310(c)	Not applicable
311(a) and (b)	7.13
311(c)	Not applicable
312(a)	5.01 and 5.02(a)
312(b) and (c)	5.02(b) and (i)
313(a)	5.04(a)
313(b)(1)	Not applicable
313(b)(2)	5.04(b)
313(c)	5.04(c)
313(d)	5.04(d)
314(a)	5.03
314(b)	Not applicable
314(c)(1) and (2)	16.04
314(c)(3)	Not applicable
314(d)	Not applicable
314(e)	16.04
314(f)	Not applicable
315(a), (c) and (d)	7.01
315(b)	6.07
315(e)	6.08
316(a)(1)	6.01 and 6.06
316(a)(2)	Not applicable
316(a) last sentence	8.04
316(b)	6.04
317(a)	6.02
317(b)	4.03
318(a)	16.06

*	This Cross-Reference Sheet is not part of the Indenture.

TABLE OF CONTENTS

		PAGE

ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	1
Section 1.02.	Incorporation by Reference of Trust Indenture Act	5
Section 1.03.	Trust Indenture Act to Control	5

ARTICLE 2
ISSUE, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

Section 2.01.	Amount Unlimited; Issuable in Series	6
Section 2.02.	Form of Trustee’s Certificate of Authentication	6
Section 2.03.	Form and Delivery of Securities	6
Section 2.04.	Denominations; Record Date	9
Section 2.05.	Execution of Securities	9
Section 2.06.	Exchange and Registration of Transfer of Securities	10
Section 2.07.	Temporary Securities	12
Section 2.08.	Mutilated, Destroyed, Lost or Stolen Securities	13
Section 2.09.	Cancellation	14
Section 2.10.	CUSIP Numbers	14
Section 2.11.	Additional Securities	14

ARTICLE 3
REDEMPTION OF SECURITIES

Section 3.01.	Redemption of Securities; Applicability of Section	14
Section 3.02.	Notice of Redemption; Selection of Securities	14
Section 3.03.	Payment of Securities Called for Redemption	15

ARTICLE 4
COVENANTS OF THE COMPANY

Section 4.01.	Payment of Principal, Premium and Interest	16
Section 4.02.	Offices for Notices and Payments, etc	16
Section 4.03.	Provisions as to Paying Agent	17
Section 4.04.	Certificate to Trustee	17

ARTICLE 5
SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01.	Securityholder Lists	18
Section 5.02.	Preservation and Disclosure of Lists	18
Section 5.03.	Reports by the Company	19
Section 5.04.	Reports by the Trustee	20

i

ARTICLE 10
SUPPLEMENTAL INDENTURES

Section 10.01.	Supplemental Indentures without Consent of Securityholders	38
Section 10.02.	Supplemental Indentures with Consent of Securityholders	39
Section 10.03.	Compliance with Trust Indenture Act; Effect of Supplemental Indentures	40
Section 10.04.	Notation on Securities	40
Section 10.05.	Opinion of Counsel and Officers’ Certificate to be given to Trustee	40
Section 10.06.	Subordination Unimpaired	40

ARTICLE 11
CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 11.01.	Company May Consolidate, etc., on Certain Terms	41
Section 11.02.	Securities to be Secured in Certain Events	41
Section 11.03.	Opinion of Counsel to be given Trustee	41

ARTICLE 12
DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01.	Applicability of Article	42
Section 12.02.	Defeasance Upon Deposit of Moneys or U.S. Government Obligations	42
Section 12.03.	Deposited Moneys and U.S. Government Obligations to be Held in Trust	44
Section 12.04.	Repayment to Company	45
Section 12.05.	Subordination Provisions Inapplicable	45

ARTICLE 13
SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 13.01.	Discharge of Indenture	45
Section 13.02.	Deposited Moneys to be held in Trust by Trustee	45
Section 13.03.	Paying Agent to Repay Moneys Held	46
Section 13.04.	Return of Unclaimed Moneys	46

ARTICLE 14
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01.	Indenture and Securities Solely Corporate Obligations	46

ARTICLE 15
SUBORDINATION OF SECURITIES

Section 15.01.	Agreement to Subordinate	46

EXHIBITS

EXHIBIT A	-	FORM OF NOTE

THIS INDENTURE, dated as of the 20th day of November, 2015 between Ally Financial Inc., a Delaware corporation (hereinafter sometimes called the “Company”), party of the first part, and The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York (hereinafter sometimes called the “Trustee,” which term shall include any successor trustee appointed pursuant to Article 7), party of the second part.

WITNESSETH:

WHEREAS, the Company is entering this Indenture to establish the form and terms of its subordinated notes to be issued from time to time in one or more series (the “Securities”); and

WHEREAS, the Company represents that all acts and things necessary to constitute these presents a valid and binding indenture and agreement according to its terms, have been done and performed, and the execution and delivery of this Indenture has in all respects been duly authorized;

NOW, THEREFORE:

In order to declare the terms and conditions upon which the Securities (as defined below) are authenticated, issued and received, and in consideration of the premises, of the purchase and acceptance of the Securities by the Holders (as defined below) thereof and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended, shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise requires) assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed.

“Additional Securities” shall have the meaning provided in Section 2.11 hereof.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” shall mean the Board of Directors or the Board of Managers of the Company, as applicable, or the Executive Committee of the Company or any other duly authorized Committee of the Company.

“Board Resolution” shall mean a resolution certified by the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day that is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act of 1934, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Company” shall mean the Person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

“Corporate Trust Office” shall mean the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 7W, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“CUSIP” shall have the meaning provided in Section 2.10 hereof.

“Depositary” shall mean with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person designated as Depositary by the Company pursuant to Section 2.03, unless and until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the “Depositary” with respect to the Securities of that series.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall mean any event specified as such in Section 6.01.

“Exchange Act of 1934” shall mean the Securities Exchange Act of 1934, as amended.

“Federal Reserve” shall mean the Board of Governors of the Federal Reserve System.

“Holder,” “Holder of Securities,” “securityholder” or other similar term shall mean the registered holder of any Security.

“Indebtedness for Money Borrowed” shall mean, when used with respect to the Company, (a) any obligation of the Company, or any obligation guaranteed by the Company, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (b) similar obligations arising from off-balance sheet guarantees and direct credit substitutes, (c) obligations associated with derivative products, such as interest-rate and foreign- exchange-rate contracts, commodity contracts and similar arrangements, and (d) any deferred obligations for the payment of the purchase price of property or assets.

“Indebtedness Ranking Junior to the Securities” shall mean any Indebtedness for Money Borrowed of the Company, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Securities (and any other Indebtedness Ranking on a Parity with the Securities) in right of payment upon the happening of any event of the kind specified in the first sentence of the second paragraph of Section 15.01. The securing of any Indebtedness for Money Borrowed of the Company otherwise constituting Indebtedness Ranking Junior to the Securities shall not be deemed to prevent such Indebtedness for Money Borrowed from constituting Indebtedness Ranking Junior to the Securities.

“Indebtedness Ranking on a Parity with the Securities” shall mean Indebtedness for Money Borrowed of the Company, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Securities in the right of payment upon the happening of any event of the kind specified in the first sentence of the second paragraph of Section 15.01. Indebtedness Ranking on a Parity with the Securities includes obligations to trade creditors created or assumed by the Company in the ordinary course of business. The securing of any Indebtedness for Money Borrowed of the Company otherwise constituting Indebtedness Ranking on a Parity with the Securities shall not be deemed to prevent such Indebtedness for Money Borrowed from constituting Indebtedness Ranking on a Parity with the Securities.

“Indenture” shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Officers’ Certificate” shall mean a certificate signed by the Chairman of the Board or the President or any Executive Vice President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company.

“Opinion of Counsel” shall mean an opinion in writing signed by legal counsel for the Company, who may be an employee of or counsel to the Company.

“Original Issue Discount Securities” shall mean any Securities which are initially sold at a discount from the principal amount thereof and which provide upon Event of Default for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration thereof.

“outstanding,” when used with reference to Securities, shall, subject to the provisions of Section 7.08 and Section 8.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment at or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent), provided, that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article 3 provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Securities in lieu of and in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.06, unless proof satisfactory to the Trustee is presented that any such Securities are held by bona fide holders in due course.

“Paying Agent” shall mean any Person authorized by the Company to pay the principal of, premium, if any, or interest on any Securities on behalf of the Company.

“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“record date” as used with respect to any interest payment date shall have the meaning specified in Section 2.04.

“Responsible Officer” when used with respect to the Trustee shall mean any vice president, officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Security Registrar” shall have the meaning provided in Section 2.06 hereof.

“Senior Indebtedness” shall mean any Indebtedness for Money Borrowed of the Company, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Securities or Indebtedness Ranking Junior to the Securities. Senior Indebtedness also includes any deferrals, renewals or extensions of such Senior Indebtedness. The specific terms of any series of Senior Indebtedness shall be provided for in the applicable Board Resolution by or pursuant to which the terms of such series is approved.

“Tier 2 Capital” shall have the meaning given to it from time to time by the Federal Reserve.

Except as otherwise provided in Sections 10.01 and 10.02, the terms “Trust Indenture Act of 1939” or “Trust Indenture Act” shall mean the Trust Indenture Act of 1939 as in force at the date of this Indenture as originally executed.

Section 1.02. Incorporation by Reference of Trust Indenture Act.

The Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of the Indenture. The following Trust Indenture Act terms have the following meanings:

“Indenture Securities” shall mean the Securities.

“Indenture to Be Qualified” shall mean the Indenture.

“Indenture Trustee or Institutional Trustee” shall mean the Trustee.

“Obligor” with reference to Indenture Securities shall mean the Company.

All other terms in the Indenture that are defined by the Trust Indenture Act, defined by it by reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

Section 1.03. Trust Indenture Act to Control.

If any provision included in this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in the Indenture by the Trust Indenture Act, such required provision shall control.

ARTICLE 2

ISSUE, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

Section 2.01. Amount Unlimited; Issuable in Series. Upon the execution of this Indenture, or from time to time thereafter, Securities up to the aggregate principal amount and containing terms and conditions from time to time authorized by or pursuant to a Board Resolution (and set forth in an Officer’s Certificate or a Supplemental Indenture), may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by its Chairman of the Board or its President or an Executive Vice President or a Vice President and by its Treasurer or any Assistant Treasurer, without further action by the Company other than as required by Section 314(c) of the Trust Indenture Act and the Indenture.

The Securities may be issued in one or more series. The aggregate principal amount of Securities of all series which may be authenticated and delivered and outstanding under this Indenture is not limited. The Securities of a particular series may be issued up to the aggregate principal amount of Securities for such series from time to time authorized by or pursuant to a Board Resolution.

Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in the following form:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities of the series designated therein referred to in the within-mentioned indenture.

THE BANK OF NEW YORK MELLON,
as Trustee

Date:	By:
Name:
		Title:	Authorized Officer

Date:

Section 2.03. Form and Delivery of Securities. The Securities shall be substantially in the form of Exhibit A hereto or in the forms approved from time to time by or pursuant to a Board Resolution, and set forth in such Board Resolution, an Officer’s Certificate or a supplemental indenture and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

If Securities of a series are issuable in whole or in part in global form, the global security representing such Securities may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced to reflect exchanges or increased to reflect the issuance of additional Securities.

The applicable Board Resolution, Officer’s Certificate or supplemental indenture shall set forth: (a) the designation of the particular series (which shall distinguish such series from all other series); (b) the coin or currency in which the Securities of that series are denominated and the aggregate principal amount of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration and transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to this Indenture); (c) the date or dates on which the principal of the Securities of such series is payable; (d) the rate or rates, or the method to be used in ascertaining the rate or rates, at which the Securities of such series shall bear interest, if any, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable; (e) the place or places at which the principal of, premium, if any, and interest on the Securities of such series shall be payable; (f) the obligations, if any, of the Company to redeem or purchase Securities of such series pursuant to any sinking fund thereof or other redemption provisions and the price or prices at which and the terms and conditions upon which Securities of such series shall be redeemed or purchased; (g) if other than the principal amount thereof, the portion of the principal amount of Securities of such series which shall be payable upon acceleration of the maturity thereof or which the Trustee shall be entitled to claim pursuant to Section 6.02; (h) if other than denominations of $1,000 and any multiple thereof, the denominations in which Securities of that series shall be issuable; (i) if other than the coin or currency in which the Securities of that series are denominated, the coin or currency in which payment of the principal of, premium, if any, and/or interest on the Securities of such series shall be payable; (j) if the principal of, premium, if any, or interest on the Securities of such series are to be payable, at the election of the Company or a Holder thereof, the period or periods within which, and the terms and conditions upon which, such election may be made; (k) if the amount of payment of principal of, premium, if any, and interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined; (l) if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible or shall be defeasible in a manner varying from Section 12.02 and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced; and (m) any other terms, conditions, rights and preferences (or limitations on such rights and preferences) relating to such series of Securities which shall not be inconsistent with the provisions of this Indenture.

Prior to the delivery of any Security to the Trustee for authentication, the Company shall deliver to the Trustee the following:

(1) The Board Resolution by or pursuant to which the terms of such series and such form of Security has been approved and the Officer’s Certificate or supplemental indenture setting forth the terms of such series;

(2) An Officers’ Certificate concurrently dated stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities in such form have been complied with;

(3) A written order of the Company signed in the name of the Company by two officers for the authentication and delivery of such Securities, specifying the principal amount of Securities to be authenticated and the date on which the issue of the Securities is to be authenticated; and

(4) An Opinion of Counsel stating that (a) the form and terms of such Securities have been established by or pursuant to a Board Resolution in conformity with the terms of this Indenture; (b) Securities in such form, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and sold in the manner specified in such Opinion of Counsel, will be valid and legally binding obligations of the Company and enforceable against the Company; (c) that authentication and delivery of the Securities by the Trustee will not violate the terms of this Indenture and that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Securities have been complied with; and (d) such other matters as the Trustee may reasonably request.

If the Company shall establish pursuant to this Section 2.03 that Securities of a series may be issued in whole or in part in global form, then the Company shall execute, and the Trustee shall (in accordance with this Section 2.03 and the authentication order with respect to such series) authenticate and deliver, one or more Securities in global form that (i) shall represent and shall be denominated in an aggregate amount equal to the aggregate principal amount of the outstanding Securities of such series to be represented by such one or more Securities in global form, (ii) shall be registered, in the name of the Depositary for such Security or Securities in global form, or in the name of a nominee of such Depositary, (iii) shall be delivered to such Depositary or pursuant to such Depositary’s instruction, and (iv) shall bear a legend substantially as follows (with appropriate changes to the last sentence if DTC is not the Depositary):

“Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Ally financial Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

Each Depositary designated pursuant to this Section 2.03 for a Security in global form must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

Section 2.04. Denominations; Record Date. The Securities shall be issuable as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000 or in such other denominations as may be specified in the terms of Securities of any particular series. Every Security shall be dated the date of its authentication and may be issued at a discount without interest or shall bear interest as set forth in the form of such Security.

The term “record date” as used with respect to an interest payment date for any series shall mean such day or days as shall be specified as contemplated by Section 2.03; provided, however, that in the absence of any such provisions with respect to any series, such term shall mean the calendar day immediately preceding such interest payment date.

The person in whose name any Security is registered at the close of business on the record date with respect to an interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Security upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Securities are registered on a subsequent record date established by notice given by or on behalf of the Company to the Holders of Securities of the series in default not less than fifteen days preceding such subsequent record date, such record date to be not less than one calendar day immediately preceding the date of payment of such defaulted interest.

At the option of the Company interest may be paid by check mailed to the Holders of the Securities entitled thereto at their last addresses as they appear on the registry books.

Section 2.05. Execution of Securities. The Securities shall be signed on behalf of the Company by its Chairman, Vice Chairman, President, an Executive Vice President or a Vice President and by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers.

Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company, and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

On the date of the execution and delivery of this Indenture, the Company shall deliver to the Trustee an Officers’ Certificate as to the incumbency and specimen signatures of officers authorized to give instructions under this Section and, as long as Securities are outstanding under this Indenture, shall deliver a similar Officer’s Certificate each year on the anniversary of the date of the first such Officer’s Certificate. The Trustee may conclusively rely on the documents delivered pursuant to this Section and Section 2.03 hereof (unless revoked by superseding comparable documents) as to the authorization of the Board of Directors of any Securities delivered hereunder, and the form thereof, and as to the authority of the instructing officers referred to in this Section so to act.

Section 2.06. Exchange and Registration of Transfer of Securities. Securities of any series may be exchanged for a like aggregate principal amount of Securities of other authorized denominations of such series. Securities to be exchanged shall be surrendered at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.02, and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Holder making the exchange shall be entitled to receive.

The Company shall keep, at such office or agency, registry books in which, subject to such reasonable regulations as it may prescribe, the Company shall register Securities and shall register the transfer of Securities as in this Article 2 provided. Such registry books shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such registry books shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Security of a particular series at such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of such series for an equal aggregate principal amount. The Company may appoint a “Security Registrar” to maintain the registry books, which person shall be the Trustee unless and until a successor Security Registrar is appointed by the Company.

All Securities presented for registration of transfer or for exchange, redemption or payment, as the case may be, shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of fifteen days next preceding any selection of such Securities of such series to be redeemed, or (b) any such series selected, called or being called for redemption except, in the case of any such series to be redeemed in part, the portion thereof not to be so redeemed.

Any other provision of this Section 2.06 notwithstanding, unless and until it is exchanged in whole or in part for the individual Securities represented thereby, in definitive form, a Security in global form representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary, or by a nominee of such Depositary to such Depositary or another nominee of such Depositary, or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for the Securities of a series represented by one or more Securities in global form notifies the Company that it is unwilling or unable to continue as Depositary for the Securities of such series, or if at any time the Depositary for the Securities of such series shall no longer be eligible under Section 2.03 hereof, the Company shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 2.03 that such Securities be represented by one or more Securities in global form shall no longer be effective with respect to the Securities of such series and the Company will execute, and the Trustee, upon receipt of an authentication order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Securities of such series in definitive form, in authorized denominations, in an aggregate principal amount, and of like terms and tenor, equal to the principal amount of the Security or Securities in global form representing such series, in exchange for such Security or Securities in global form.

The Company may at any time and in its sole discretion and subject to the procedures of the Depositary determine that individual Securities of any series issued in global form shall no longer be represented by such Security or Securities in global form. In such event the Company will execute, and the Trustee, upon receipt of an authentication order for the authentication and delivery of definitive Securities of such series and of the same terms and tenor, will authenticate and deliver Securities of such series in definitive form, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Security or Securities in global form representing such series in exchange for such Security or Securities in global form.

If provided for by the Company pursuant to Section 2.03 with respect to a series of Securities issued in global form, the Depositary for such series of Securities may surrender a Security in global form for such series of Securities in exchange in whole or in part for Securities of such series in definitive form and of like terms and tenor on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee upon receipt of an authentication order for the authentication and delivery of definitive Securities of such series, shall authenticate and deliver, without service charge:

(a) to each Person specified by such Depositary, a new definitive Security or Securities of the same series and of the same tenor and terms, in authorized denominations, in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Security in global form; and

(b) to such Depositary, a new Security in global form in a denomination equal to the difference, if any, between the principal amount of the surrendered Security in global form and the aggregate principal amount of the definitive Securities delivered to Holders pursuant to clause (a) above.

Upon the exchange of a Security in global form for Securities in definitive form, such Security in global form shall be canceled by the Trustee or an agent of the Company or the Trustee. Securities issued in definitive form in exchange for a Security in global form pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary for such Security in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered or to the Depositary.

Section 2.07. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities of such series (printed or lithographed). Temporary Securities of any series shall be issuable as registered Securities without coupons, of any denomination, and in the form approved from time to time by or pursuant to a Board Resolution but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. In the case of Securities of any series for which a temporary Security may be issued in global form, such temporary global security shall represent all of the outstanding Securities of such series and tenor. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Except in the case of temporary Securities in global form, which shall be exchanged in accordance with the provisions thereof, if temporary Securities of any series are issued, the Company shall execute and shall furnish definitive Securities of such series without unnecessary delay. After preparation of definitive Securities, temporary Securities of such series may be surrendered in exchange therefor without charge at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of the same series of authorized denominations. Unless otherwise specified as contemplated by Section 2.03 with respect to a temporary Security in global form, until so exchanged the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.08. Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security of any series shall become mutilated or be destroyed, lost or stolen, the Company in the case of a mutilated Security shall, and in the case of a lost, stolen or destroyed Security may in its discretion, execute, and upon its request the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith and in addition a further sum not exceeding two dollars for each Security so issued in substitution. In case any Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish the Company with such security or indemnity as it may require to save it harmless and, in case of destruction, loss or theft, evidence to the satisfaction of the Company of the destruction, loss or theft of such Security and of the ownership thereof.

Every substituted Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is destroyed, lost or stolen shall, with respect to such Security, constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this indenture equally and proportionately with any and all other Securities duly issued hereunder.

All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities and shall, to the extent permitted by law, preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.09. Cancellation. All Securities surrendered for payment, redemption, exchange or registration of transfer, as the case may be, shall, if surrendered to the Company or any agent of the Company or of the Trustee, be delivered to the Trustee and promptly cancelled by it or, if surrendered to the Trustee, be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities in its customary manner or, if requested in writing to do so by the Company, shall return such cancelled Securities to the Company.

Section 2.10. CUSIP Numbers. The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will advise the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.11. Additional Securities. The Company may, from time to time, without the consent of the Holders of the Securities, reopen any series and issue additional Securities (the “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the outstanding Securities in such series, except for the public offering price, the issue date and, if applicable, the initial interest payment date and initial interest accrual date. Any such Additional Securities, together with the initial Securities in such series, shall constitute a single series of Securities under the Indenture; provided that if the Additional Securities are not fungible for U.S. federal income tax with the initial Securities in such series, the Additional Securities shall be issued under a separate CUSIP number.

ARTICLE 3

REDEMPTION OF SECURITIES

Section 3.01. Redemption of Securities; Applicability of Section. Redemption of Securities of any series as permitted or required by the terms thereof shall be made in accordance with such terms and this Section; provided, however, that if any provision of any series of Securities shall conflict with any provision of this Section, the provision of such series of Securities shall govern.

Section 3.02. Notice of Redemption; Selection of Securities. In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of a series of Securities pursuant to Section 3.01, it shall fix a date for redemption and shall deliver, or at the Company’s request the Trustee shall deliver in the name and at the expense of the Company, a notice of such redemption at least thirty and not more than sixty days prior to the date fixed for redemption to the Holders of such Securities so to be redeemed as a whole or in part at their last addresses as the same appear on the registry books. Such mailing shall be by prepaid first class or, if applicable, electronically. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any such Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other such Security.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which such Securities are to be redeemed, the place of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to, but excluding, the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all of a series are to be redeemed the notice of redemption shall specify the numbers of the Securities to be redeemed. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued of the same series.

Prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit in trust with the Trustee or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Securities or portions of Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all of a series are to be redeemed, it will give the Trustee adequate notice in advance as to the aggregate principal amount of Securities to be redeemed.

If less than all of a series are to be redeemed, the numbers of the Securities to be redeemed in whole or in part shall be selected, pro rata or by lot or in such other manner as is in accordance with the procedures of the Depository or, if no Depositary’s procedures are applicable to such redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of such series or any integral multiple thereof) of the principal amount of Securities of such series in a denomination larger than the minimum authorized denomination for Securities of such series. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

Section 3.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue. On presentation and surrender of such Securities subject to redemption at said place of payment in said notice specified, the said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest payable on such date shall be paid to the registered holder at the close of business on the applicable record date subject to the provisions of Section 2.03). At the option of the Company payment may be made by check to the Holders of the Securities or other persons entitled thereto against presentation and surrender of such Securities.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented of the same series.

The Trustee shall have no duty to perform any calculations under this Article 3.

ARTICLE 4

COVENANTS OF THE COMPANY

Section 4.01. Payment of Principal, Premium and Interest. The Company will duly and punctually pay or cause to be paid the principal of (and premium, if any) and interest on each of the Securities at the place, at the respective times and in the manner provided in the terms of the Securities and in this Indenture.

Section 4.02. Offices for Notices and Payments, etc. As long as any of the Securities remain outstanding, the Company will designate and maintain, in the Borough of Manhattan, The City of New York, an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided, an office or agency where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served, and an office or agency where the Securities may be presented for payment. The Company will give to the Trustee notice of the location of each such office or agency and of any change in the location thereof. In case the Company shall fail to maintain any such office or agency in the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the Corporate Trust Office of the Trustee.

The Company hereby initially designates the office of The Bank of New York Mellon located at 101 Barclay Street, Floor 7W, New York, New York 10286, as the office of the Company in the Borough of Manhattan, The City of New York, where the Securities may be presented for payment, for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served.

Section 4.03. Provisions as to Paying Agent.

(a) Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(i) that it will hold sums held by it as such agent for the payment of the principal of (and premium, if any) or interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series entitled thereto and will notify the Trustee of the receipt of sums to be so held, and

(ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of (or premium, if any) or interest on the Securities of such series when the same shall be due and payable.

(b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of (and premium, if any) or interest on the Securities of any series set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series entitled thereto a sum sufficient to pay such principal (and premium, if any) or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

(c) Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such series by it or any paying agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

(d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Section 13.03 and 13.04.

(e) The Trustee is hereby appointed as the initial Paying Agent.

Section 4.04. Certificate to Trustee. On or before March 15, 2016, and on or before March 15 in each year thereafter, the Company will deliver to the Trustee an Officers’ Certificate, stating that in the course of the performance by the signers of their duties as officers of the Company they would normally obtain knowledge of any default by the Company in the performance of any covenant or agreement contained in Section 11.01, stating whether or not they have obtained knowledge of any such default, and if so, specifying each such default of which the signers have knowledge and the nature thereof.

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of an Event of

Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default and the action which the Company proposes to take with respect thereto.

ARTICLE 5

SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01. Securityholder Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee at such times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities of particular series specified by the Trustee as of a date not more than fifteen days prior to the time such information is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar, such list shall not be required to be furnished.

Section 5.02. Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Securities contained in the most recent list furnished to it as provided in Section 5.01 or received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) In case three or more Holders of Securities (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular series (in which case the applicants must hold Securities of such series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

(i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

(ii) inform such applicants as to the approximate number of Holders of Securities of such series on all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, deliver to each securityholder of such series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be delivered and of payment, or provision for the payment, of the reasonable expenses of mailing, if applicable, unless within five days after such tender, the Trustee shall deliver to such applicants a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall deliver copies of such material to all such securityholders with reasonable promptness after the entry of such order and the renewal of such tender;

otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

Section 5.03. Reports by the Company. The Company covenants:

(a) to file with the Trustee within fifteen days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) to file with the Trustee and the Securities and Exchange Commission, in accordance with the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

(c) to furnish to the Holders of Securities of each series and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended, for so long as any of the Securities remain outstanding during any period when it is not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, or otherwise permitted to furnish the Securities and Exchange Commission with certain information pursuant to Rule 12g3-2(b) of the Securities Exchange Act of 1934.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.04. Reports by the Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313 (a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of the initial issuance of Securities under this Indenture deliver to holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

ARTICLE 6

REMEDIES ON DEFAULT

Section 6.01. Events of Default. In case one or more of the following Events of Default shall have occurred and be continuing, that is to say:

(a) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

(b) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors;

then either the Trustee or the Holders of not less than twenty-five percent in aggregate principal amount of all of the Securities then outstanding hereunder (voting as one class), by notice in writing to the Company (and to the Trustee if given by securityholders) may declare the principal amount of all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) affected thereby to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Securities of such series contained to the contrary notwithstanding. The foregoing provisions, however, are subject to the condition that if, at any time after the principal of all the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities and the principal of (and premium, if any, on) all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities), which shall have become due otherwise than by acceleration (with interest upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Securities (or, with respect to Original Issue Discount Securities at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration of such series, as the case may be), to the date of such payment or deposit), and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as caused by its own negligence or willful misconduct, and any and all defaults under the Indenture, other than the non-payment of the principal of the Securities shall have been remedied, then and in every such case the Holders of a majority in aggregate principal amount of all of the Securities then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to all Securities, treated as a single class and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders, as the case may be, shall continue as though no such proceedings had been taken.

Section 6.02. Payment of Securities on Default; Suit Therefor. “default,” wherever used herein, means any one of the following events (whatever the reason for such default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to any series of Securities under this Indenture:

(a) default in the payment of the principal of (or premium, if any, on) any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(b) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty days; or

(c) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Securities or in this Indenture contained for a period of thirty days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least twenty-five percent in aggregate principal amount of the Securities at the time outstanding.

The Company covenants that (1) in case default shall be made in the payment of any installment of interest on any of the Securities of any series, as and when the same shall become due and payable, and such default shall have continued for a period of thirty days, or (2) in case default shall be made in the payment of the principal of (or premium, if any, on) any of the Securities of any series, as and when the same shall have become due and payable, whether upon maturity of such series or upon redemption or upon declaration or otherwise—then upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders of the Securities of such series, the whole amount that then shall have become due and payable on all such Securities of such series for principal (and premium, if any) or interest, or both, as the case may be, with interest upon the overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such series (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration), and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as caused by its own negligence or willful misconduct.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by law out of the property of the Company or other obligor upon such Securities wherever situated the money adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon Securities of any series under Title 11 of the United States Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in case of any other judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest (and premium, if any) (or, with respect to Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) owing and unpaid in respect of the Securities of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as caused by its own negligence or willful misconduct) and of the securityholders of such series allowed in any such judicial proceedings relative to the Company or other obligor upon the Securities of such series, or to the creditors or property of the Company or such other obligor, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the securityholders of such series and of the Trustee on their behalf; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the securityholders of such series to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to the securityholders of such series, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as caused by its own negligence or willful misconduct.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Securities.

In case of a default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture, subject to the limitations herein, by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 6.02 shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest, upon presentation of the several Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of costs and expenses applicable to such series of collection, reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as caused by its negligence or willful misconduct;

SECOND: In case the principal of the Securities in respect of which moneys have been collected shall not have become due, to the payment of interest on the Securities of such series in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in the Securities of such series (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration), such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities in respect of which moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Securities of such series for principal (and premium, if any) and interest, with interest upon the overdue principal (and premium, if any) and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such series (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption or acceleration); and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal (and premium, if any) and interest, without preference or priority of principal (and premium, if any) over interest, or of interest over principal (and premium, if any), or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal (and premium, if any) and accrued and unpaid interest; and

FOURTH: To the Company or as a court of competent jurisdiction shall direct in writing.

Section 6.04. Proceedings by Securityholders. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceedings at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than twenty-five percent in aggregate principal amount of all the Securities at the time outstanding (voting as one class) shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing himself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Security to receive payment of the principal of (and premium, if any) and interest on such Security, on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

The Holders of each series of Securities shall vote as a separate class from the Holders of the other Securities with respect to any defaults or remedies relating thereto as a result of any covenants, obligations or provisions affecting only the Securities of such series and no other series of Securities.

Section 6.05. Remedies Cumulative and Continuing. All powers and remedies given by this Article 6 to the Trustee or to the securityholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the securityholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article 6 or by law to the Trustee or to the securityholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the securityholders.

Section 6.06. Direction of Proceedings. The Holders of a majority in aggregate principal amount of the Securities of any or all series affected (voting as one class) at the time outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action or proceedings so directed may not lawfully be taken or if the Trustee in good faith by a committee of Responsible Officers shall determine that the action or proceedings so directed may involve the Trustee in personal liability.

Section 6.07. Notice of Defaults. The Trustee shall, within ninety days after the occurrence of a default with respect to any series, give to the securityholders of such series, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults known to the Trustee, unless such defaults shall have been cured before the giving of such notice (the term “default” or “defaults” for the purposes of this Section being hereby defined to be any event or events, as the case may be, specified in clauses (a) and (b) of Section 6.01 and clauses (a), (b) and (c) of Section 6.02, not including periods of grace, if any, provided for therein and irrespective of the giving of the notice specified in clause (c) of Section 6.02); provided that, except in the case of default in the payment of the principal of (or premium, if any) or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the securityholders of such series.

Section 6.08. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and reasonable and documented expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any securityholder of any series, or group of such securityholders, holding in the aggregate more than ten percent in principal amount of the Securities of such series outstanding (or, in the case of any suit relating to or arising under clause (a) or (b) of Section 6.01, ten percent in aggregate principal amount of all Securities (voting as one class)), or to any suit instituted by any securityholder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the due date expressed in such Security.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default of a particular series and after the curing of all Events of Default of such series which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to a particular series has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to a particular series and after the curing of all Events of Default with respect to such series which may have occurred:

(i) the duties and obligations of the Trustee with respect to such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b) no provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith; except that:

(i) the preceding subsection shall not be construed to limit the effect of subsection (a); and

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Securities pursuant to Section 6.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv) no provision of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c) Whether or not herein expressly provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02. Reliance on Documents, Opinions, etc. Subject to the provisions of Section 7.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the President or any Executive Vice President or any Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (unless other evidence in respect thereof be herein specifically prescribed); and Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and any Opinion of Counsel or advice of such counsel shall be full and complete authorization and protection in aspect of any action taken or suffered by it hereunder in good faith and in accordance with such Opinion of Counsel or advice of such counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the securityholders, pursuant to the provisions of this Indenture, unless such securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice,

request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(i) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(k) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Securities, other than the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, provided that the Trustee shall not be relieved of its duty to authenticate Securities only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 7.04. Ownership of Securities. The Trustee, the Security Registrar or any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, or an agent of the Company or of the Trustee.

Section 7.05. Moneys to be Held in Trust. Subject to the provisions of Section 13.04 hereof, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time as agreed between the Company and the Trustee.

Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as caused by its own negligence or willful misconduct. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such Lien, shall be entitled to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, damage, claim, liability or expense incurred without negligence or willful misconduct on the part of the Trustee, arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section. The obligations of the Company under this Section to compensate the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities. The provisions of this Section 7.06 shall survive termination of this Indenture and the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

Section 7.07. Officers’ Certificate as Evidence. Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or offering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08. Conflicting Interest of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 7.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers, and (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority and (c) shall have at all times a combined capital and surplus of not less than fifty million dollars. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

Section 7.10. Resignation or Removal of Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series by giving written notice of resignation to the Company and by delivering notice thereof to all Holders of Securities of the applicable series as the names and addresses of such Holders appear on the registry books. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee with respect to the applicable series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty days after the delivery of such notice of resignation to the securityholders, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee, or any securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur—

(i) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 with respect to any series of Securities after written request therefor by the Company or by any securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months, or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 with respect to any series of Securities and shall fail to resign after written request therefor by the Company or by any such securityholder, or

(iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or subject to the provisions of Section 6.08, any securityholder of such series who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of all series (voting as one class) at the time outstanding may at any time remove the Trustee with respect to Securities of all series and appoint a successor trustee with respect to the Securities of all series.

(d) If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the removal of the Trustee pursuant to the terms hereof, the outgoing Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor trustee, or any securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(e) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

Section 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein, but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument provided to it transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee upon payment of its charges hereunder and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Securities of any applicable series as the names and addresses of such Holders shall appear on the registry books. If the Company fails to deliver such notice in the prescribed manner within ten days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so mailed at the expense of the Company.

Section 7.12. Successor by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 7.13. Limitation on Rights of Trustee as a Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act of 1939 regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 8

CONCERNING THE SECURITYHOLDERS

Section 8.01. Action by Securityholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by securityholders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of Securities voting in favor thereof at any meeting of securityholders duly called and held in accordance with the provisions of Article 9 or (c) by a combination of such instrument or instruments and any such record of such meeting of securityholders.

In determining whether the Holders of a specified percentage in aggregate principal amount of the Securities have taken any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any over action) the principal amount of any Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such Original Issue Discount Security at the time the taking of such action is evidenced to the Trustee.

Section 8.02. Proof of Execution by Securityholders. Subject to the provisions of Sections 7.01, 7.02 and 9.05, proof of the execution of any instrument by a securityholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The ownership of Securities shall be proved by the registry books or by a certificate of the Security Registrar. The record of any securityholders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee and any agent of the Company or of the Trustee may deem the person in whose name such Security shall be registered upon the books of the Company to be, and may treat him as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest on such Security and for all other purposes and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests and each of them may act or refrain from acting without liability on any information relating to such records provided by the Depositary.

Section 8.04. Company-Owned Securities Disregarded. In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 8.05. Revocation of Consents; Future Securityholders Bound. At any time prior to the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security the identifying number of which is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Security issued in exchange or substitution therefor irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities.

ARTICLE 9

SECURITYHOLDERS’ MEETINGS

Section 9.01. Purposes of Meetings. A meeting of securityholders of any or all series may be called at any time and from time to time pursuant to the provisions of this Article for any of the following purposes:

(i) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive any default hereunder and its consequences, or to take any other action authorized to be taken by securityholders pursuant to any of the provisions of Article 6;

(ii) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article 7;

(iii) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(iv) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of securityholders of any or all series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the securityholders of any or all series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be delivered at the expense of the Company to all Holders of Securities of the applicable series as the names and addresses of such Holders appear on the registry books not less than twenty nor more than one hundred and eighty days prior to the date fixed for the meeting.

Section 9.03. Call of Meetings by Company or Securityholders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least ten percent in aggregate principal amount of the Securities of any or all series, as the case may be, then outstanding, shall have requested the Trustee to call a meeting of securityholders of any or all series to take any action authorized in Section 9.01, by written request setting in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within thirty days after receipt of such request, then the Company or the Holders of such Securities in the amount above specified may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting by mailing notice thereof as provided in Section 9.02.

Section 9.04. Qualification for Voting. To be entitled to vote at any meeting of securityholders a person shall be a Holder of one or more Securities of a series with respect to which a meeting is being held or a person appointed by an instrument in writing as proxy by such a Holder. The only persons who shall be entitled to be present or so speak at any meeting of the securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by securityholders as provided in Section 9.03, in which case the Company or the securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

Subject to the provisions of Sections 8.02 and 8.04, at any meeting each securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a securityholder or proxy. Any meeting of securityholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

Section 9.06. Voting. The vote upon any resolution submitted to any meeting of securityholders shall be by written ballot on which shall be subscribed the signatures of the securityholders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01. Supplemental Indentures without Consent of Securityholders. The Company, when authorized by Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by any successor corporation of the covenants, agreements and obligations of the Company pursuant to Article 11 hereof;

(b) to add to the covenants such further covenants, restrictions, conditions or provisions as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities;

(c) to provide for the issuance under this Indenture of Securities, whether or not then outstanding, in coupon form (including Securities registrable as to principal only) and to provide for exchangeability of such Securities with Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under this Indenture as shall not be inconsistent with any provision of this Indenture, provided that such other provisions shall not adversely affect the interests of the Holders of Securities;

(e) to evidence and provide for the acceptance and appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to Section 7.11; and

(f) to establish the form or forms or terms of Securities of any series as permitted by Section 2.03.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Section 8.01) of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities of all series at the time outstanding affected by such supplemental indenture (voting as one class), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Securities, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the Holder of each Security so affected, (ii) reduce the aforesaid percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of all Securities then outstanding or (iii) make any change to the provisions of Article 16 of this Indenture that would adversely affect the Holders without the consent of the Holder of each Security so affected.

Upon the request of the Company, accompanied by a copy of a Board Resolution certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the securityholders under this section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall deliver a notice, setting forth in general terms the substance of such supplemental indenture, to all Holders of Securities of each series so affected. Any failure of the Company so to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act of 1939, as then in effect. Upon the exemption of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes unless otherwise specified by such supplemental indenture.

Section 10.04. Notation on Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Securities of any series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered, without charge to the securityholders, in exchange for the Securities of such series then outstanding.

Section 10.05. Opinion of Counsel and Officers’ Certificate to be given to Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be given an Opinion of Counsel and an Officers’ Certificate as conclusive evidence that any supplemental indenture complies with the provisions of this Article 10 and all conditions precedent have been met.

Section 10.06. Subordination Unimpaired. No supplemental indenture entered into under this Article 10 shall modify, directly or indirectly, the provisions of Article 15 or the definition of Senior Indebtedness in Section 1.01 in any manner that might alter or impair the subordination of the Securities with respect to Senior Indebtedness then outstanding unless each holder of such Senior Indebtedness has consented thereto in writing.

ARTICLE 11

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

Section 11.01. Company May Consolidate, etc., on Certain Terms. The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, firm or corporation, unless (i) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a state thereof and such corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

Section 11.02. Securities to be Secured in Certain Events. In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Ally Financial Inc., any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee, and upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 11.03. Opinion of Counsel to be given Trustee. The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be given an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the provisions of this Article 11.

ARTICLE 12

DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01. Applicability of Article. If, pursuant to Section 2.01, provision is made for the defeasance of Securities of a series and if the Securities of such series are Registered Securities, then the provisions of this Article 12 shall be applicable except as otherwise specified pursuant to Section 2.01 for Securities of such series.

Section 12.02. Defeasance Upon Deposit of Moneys or U.S. Government Obligations.

(a) Defeasance of amounts owed under the Securities shall be subject to the Company obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Securities. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the date of this Indenture, the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for such instruments to be accorded Tier 2 Capital treatment, then no such approval of the Federal Reserve will be required for defeasance of amounts owed under the Securities.

(b) Subject to the preceding subsection (a), at the Company’s option, either

(x) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series on the 91st day after the applicable conditions set forth below have been satisfied; or

(y) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 11.01 and Section 5.03 with respect to Securities of any series (and, if so specified pursuant to Section 2.01, any other restrictive covenant added for the benefit of such series pursuant to Section 2.01), and any omission to comply with such term, provision or condition shall not constitute a Default or an Event of Default under the Indenture with respect to such series of Securities, in each case, at any time after the applicable conditions set forth below have been satisfied:

(1) Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) that through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one Business Day before the due date of any payment, money in an amount or (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal of and (premium, if any) and interest on, the outstanding Securities of such series on the dates such installments of interest or principal and premium are due;

(2) if the Securities of such series are then listed on any “national securities exchange” as such term is defined in the Securities Exchange Act of 1934, as amended, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company’s exercise of its option under this Section would not cause such Securities to be delisted;

(3) no Default or event (including such deposit) that, with notice or lapse of time, or both, would become a Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of the Company’s exercise of its option under this Section and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such option had not been exercised and accompanied by a ruling to that effect received from or published by the Internal Revenue Service; and

(5) the Company shall have delivered to the Trustee (A) an Officer’s Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent to the defeasance under the Indenture, including Section 12.02 have been complied with and (ii) the proposed defeasance is authorized and permitted under this Indenture and any applicable supplemental indenture, and (B) an Opinion of Counsel to the effect that either (i) as a result of a deposit pursuant to subsection (1) above and the related exercise of the Company’s option under this Section 12.02, registration is not required under the Investment Company Act of 1940, as amended, by the Company with respect to the trust funds representing such deposit or by the Trustee for such trust funds or (ii) all necessary registrations under the Investment Company Act of 1940, as amended, have been effected.

Notwithstanding any other provisions of this Section 12.02, such defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations, which may be imposed on the Company in connection therewith pursuant to Section 2.01.

“Discharged” means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (1) above, payment of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company’s obligations with respect to the Securities of such series under Section 2.07, Section 2.08 and Section 2.09 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

Section 12.03. Deposited Moneys and U.S. Government Obligations to be Held in Trust. All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 12.02(b) in respect of Securities of a series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to this Section 12.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of such outstanding Securities.

Section 12.04. Repayment to Company. The Trustee and any Paying Agent shall promptly pay or return to the Company upon Company request any moneys or U.S. Government Obligations held by them at any time which, in the opinion of a nationally recognized firm of independent public accountants as set forth in a written certification thereof delivered to the Trustee, are in excess of the amount which would then be required to be deposited to effect a defeasance in accordance with this Article 12.

Section 12.05. Subordination Provisions Inapplicable. Notwithstanding anything contained herein by the contrary, any money that shall have been deposited by the Company with the Trustee pursuant to this Article 12 shall not be subject to the provisions of Article 15 of this Indenture respecting subordination of the Securities.

ARTICLE 13

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

Section 13.01. Discharge of Indenture. If at any time (a) the Company shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07), or (b) all such Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to the Company in accordance with Section 13.04) sufficient to pay at maturity or upon redemption all Securities of such series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such series, then this Indenture shall cease to be of further effect with respect to the Securities of such series, and the Trustee, on demand of and at the cost and expense of the Company, and upon receipt of an Officers’ Certificate and Opinion of Counsel confirming the conditions precedent have been met, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture with respect to the Securities of such series. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this indenture or the Securities of such series.

Section 13.02. Deposited Moneys to be held in Trust by Trustee. All moneys deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company acting as its own paying agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (and premium, if any).

Section 13.03. Paying Agent to Repay Moneys Held. In connection with the satisfaction and discharge of this Indenture with respect to securities of any series all moneys with respect to such Securities then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

Section 13.04. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of (and premium, if any) or interest on any Security and not applied but remaining unclaimed for three years after the date upon which such principal (and premium, if any) or interest shall have become due and payable, shall at the written direction of the Company received by a Responsible Officer of the Trustee be repaid to the Company by the Trustee or such paying agent on demand, and the Holder of such Security shall thereafter look only to the Company for any payment which such Holder may be entitled to collect and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

ARTICLE 14

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 14.01. Indenture and Securities Solely Corporate Obligations. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

ARTICLE 15

SUBORDINATION OF SECURITIES

Section 15.01. Agreement to Subordinate. The Company, for itself, its successors and assigns, covenants and agrees, and each Holder of a Security likewise covenants and agrees by his or her acceptance thereof, that the obligation of the Company to make any payment on account of the principal of (and premium, if any) and interest on each and all of the Securities shall be subordinate and junior in right of payment to the Company’s obligations to the holders of Senior Indebtedness.

In the case of any bankruptcy, insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or dissolution or winding-up of or relating to the Company as a whole, whether voluntary or involuntary, all obligations of the Company to the Trustee pursuant to Section 7.06 and to holders of Senior Indebtedness shall be entitled to be paid in full before any payment, whether in cash, property or otherwise, shall be made on any account of the principal of, premium, if any, or interest on the Securities of any series. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the Holders, together with the holders of Indebtedness Ranking on a Parity with the Securities, shall be entitled ratably to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of, premium, if any, and interest, if any, on the Securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any Indebtedness Ranking Junior to the Securities or any capital stock. In addition, in the event of any such proceeding, if any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the indebtedness evidenced by the Securities, to the payment of all Senior Indebtedness at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, such payment or distribution shall be held (in trust if received by such Holders) for the benefit of and shall be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

The Holders of Securities and the Trustee, in respect of any claims of such Holders to payment of any principal, premium or interest in respect of any Securities, by their acceptance thereof, will be deemed to have irrevocably waived any rights they may have to counterclaim, set off or recoup amounts they owe to the Company or its Affiliates (each, an “Obligee”) against, or otherwise reduce such amounts by, amounts owed to such Holders or (subject to Section 7.06) the Trustee by the Company under the Indenture or to institute proceedings to give effect to or otherwise enforce any such rights. To the extent that any such counterclaim, setoff or recoupment takes place, whether by operation of law or otherwise, the Holder benefiting from such counterclaim, setoff or recoupment shall immediately transfer an amount equal to such counterclaim, setoff or recoupment to the Obligee or, in the event of the Obligee’s winding up or administration (as the case may be), to the liquidator or the administrator (or other relevant insolvency official) of the Obligee.

The Company shall give prompt written notice to the Trustee of any insolvency, bankruptcy, receivership, conservatorship, reorganization, readjustment of debt, marshaling of assets and liabilities or similar proceedings or any liquidation, dissolution or winding-up or relating to the Company as a whole, whether voluntary or involuntary, or of any default with respect to any Senior Indebtedness that would prevent the Trustee from making any payment in respect of the Securities under this Section. The Trustee, subject to the provisions of Section 7.01, shall be entitled to assume that, and may act as if, no such event has occurred unless a Responsible Officer of the Trustee assigned to the Corporate Trust Office has received at the Corporate Trust Office of the Trustee from the Company or any one or more holders of Senior Indebtedness or any trustee therefor (who shall have been certified or otherwise established to the satisfaction of the Trustee to be such a holder or trustee) written notice thereof. Upon any distribution of assets of the Company referred to in this Article 15, the Trustee and Holders shall be entitled to rely conclusively upon a certificate of the liquidating trustee or agent, or any order or decree entered by a court of competent jurisdiction, or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, and the Trustee, subject to the provisions of Article 6, and the Holders of the Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of the Securities for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent to this Article 15. In the absence of any such liquidating trustee, agent or other Person, the Trustee, subject to Section 7.01, shall be entitled to rely conclusively upon a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) as evidence that such Person is a holder of such Senior Indebtedness (or is such a trustee or representative). In the event that the Trustee determines, in its discretion, that further evidence is required with respect to the right of any Person, as a holder of Senior Indebtedness, to participate in any payment or distribution pursuant to this Section 15.01, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, as to the extent to which such Person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such Person under this Section 15.01, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 15.02. Obligation of the Company Unconditional and Payment Permitted if no Default. Subject to the provisions of this Article 15 and the terms of the Securities, nothing contained in this Article 15 or elsewhere in this Indenture is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to such Holders the principal of (and premium, if any) and interest on the Securities when, where and as the same shall become due and payable, all in accordance with the terms of the Securities, or is intended to or shall affect the relative rights of such Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 15 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 15.03. Limitations on Duties to Holders of Senior Indebtedness. In the event and during the continuation of any default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal of, premium, if any, or interest on the Securities, or in respect of any redemption, exchange, retirement, purchase or other acquisition of any of the Securities, shall be made by the Company.

Section 15.04. Notice to Trustee of Facts Prohibiting Payments. Notwithstanding any of the provisions of this Article 15 or any other provision of this Indenture, the Trustee shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment of funds to or by the Trustee unless and until a Responsible Officer of the Trustee assigned to its Corporate Trust Division shall have received at the Corporate Trust Office written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any trustee therefor who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee to be such a holder or trustee; and, prior to the receipt of such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if prior to the fifth business day preceding the date upon which by the terms hereof any such funds may become payable, or if prior to the third business day preceding the date of the execution of instruments pursuant to Article 12 acknowledging satisfaction and discharge of this Indenture, the Trustee shall not have received with respect to such funds the notice provided for in this Section 15.04, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and/or apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it on or after such date; provided no such application shall affect the obligations under this Article 15 of the Persons receiving such moneys from the Trustee.

Section 15.05. Application by Trustee of Moneys Deposited With It. Anything in this Indenture to the contrary notwithstanding, any deposit of a sum by the Company with the Trustee or any agent (whether or not in trust) for any payment of the principal of (and premium, if any) or interest on any Securities shall, except as provided in Section 15.04, is subject to the provisions of Section 15.01.

Section 15.06. Subrogation. Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness until the Securities shall be paid in full, and none of the payments or distributions to the holders of such Senior Indebtedness to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 15 or of payments over, pursuant to the provisions of this Article 15, to the holders of such Senior Indebtedness by the Holders of such Securities or the Trustee shall, as among the Company, its creditors other than the holders of such Senior Indebtedness, and the Holders of such Securities, be deemed to be a payment by the Company to or on account of such Senior Indebtedness; it being understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of such Securities, on one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 15.07. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof with which any such holder may have or be otherwise charged. The holders of Senior Indebtedness may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from the Holders or the Trustee and without affecting the obligations of the Company, the Trustee or the Holders under this Article 15.

Section 15.08. Authorization of Trustee to Effectuate Subordination of Securities. Each Holder of a Security, by his or her acceptance thereof, authorizes and expressly directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders and the holders of Senior Indebtedness, the subordination provided in this Article 15. If, in the event of any proceeding or other action relating to the Company referred to in the second paragraph of Section 15.01, a proper claim or proof of debt in the form required in such proceeding or action is not filed by or on behalf of the Holders prior to fifteen days before the expiration of the time to file such claim or claims, then the holder or holders of Senior Indebtedness shall have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders.

Section 15.09. Right of Trustee to Hold Senior Indebtedness. The Trustee shall be entitled to all of the rights set forth in this Article 15 in respect of any Senior Indebtedness at any time held by it in its individual capacity to the same extent as any other holder of such Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 15.10. Article 15 Not to Prevent Defaults (Including Events of Default). The failure to make a payment pursuant to the terms of the Securities by reason of any provision in this Article 15 shall not be construed as preventing the occurrence of a Default (including an Event of Default, if any).

Section 15.11. Trustee’s Rights to Compensation, Reimbursement of Expenses and Indemnification. The Trustee’s rights to compensation, reimbursement of expenses and indemnification under Section 7.06 are not subordinated to the payment of Senior Indebtedness.

Section 15.12. Article Applicable to Paying Agents. The term “Trustee” as used in this Article 15 shall (unless the context shall otherwise require) be construed as extending to and including each Paying Agent, Authenticating Agent and Security Registrar appointed by the Company or the Trustee, as the case may be, and acting hereunder within its meaning as fully for all intents and purposes as if such Paying Agent or Security Registrar were named in this Article 15 in addition to the Trustee; provided that Section 15.04 and Section 15.09 shall not apply to the Company or any Affiliate of the Company if the Company or such Affiliate acts as Paying Agent or Security Registrar.

Section 15.13. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

ARTICLE 16

MISCELLANEOUS PROVISIONS

Section 16.01. Benefits of Indenture Restricted to Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

Section 16.02. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

Section 16.03. Addresses for Notices, Electronic Instructions, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company may be given or served by being deposited postage prepaid first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee), as follows: Ally Financial Inc., 200 Renaissance Center, Detroit, Michigan 48265. Any notice, direction, request or demand by any securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if received in writing at the Corporate Trust Office of the Trustee.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 16.04. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 16.05. Legal Holidays. In any case where the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Securities shall be a Saturday or Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized by law or required by executive order to close, then payment of interest or principal (and premium, if any) need not be made on such date but may be made on the next succeeding business day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 16.06. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 318(a), inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

Section 16.07. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

Section 16.08. New York Contract. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State without giving effect to its choice of law provisions.

Each of the Holders, the Company and Trustee hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum.

Section 16.09. Securities in a Foreign Currency. Unless otherwise specified in an Officer’s Certificate delivered pursuant to Section 2.03 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series at the time outstanding and, at such time, there are outstanding Securities of any series which are denominated in a coin or currency other than United States dollars, then the principal amount of Securities of such series which shall be deemed to be outstanding for the purpose of taking such action shall be that amount of United States dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 16.09, Market Exchange Rate shall mean the noon United States dollar buying rate for that currency for cable transfers quoted in New York City as certified for customs purposes by the Federal Reserve Bank of New York; provided, however, in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities (such publication or any successor publication, the “Journal”). If such Market Exchange Rate is not available for any reason with respect to such currency, the Company or an agent of the Company appointed for such purposes (other than the Trustee) shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the

Journal, as of the most recent available data, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in New York City or in the country of issue of the currency in question, which for purposes of the ECU shall be Brussels, Belgium, or such other quotations or, in the case of ECUs, rates of exchange as the Company or an agent of the Company appointed for such purposes (other than the Trustee) shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent number of votes which each securityholder or proxy shall be entitled to pursuant to Section 9.05 in respect of Securities of a series denominated in a currency other than United States dollars.

The Trustee shall have no duty to perform any calculations under this Section 16.09.

Section 16.10. Judgment Currency. The Company agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert any sum due in respect of the principal of, premium, if any, or interest on the Securities of any series (the “Required Currency”) into United States dollars, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency on the New York Banking Day preceding that on which final judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized by law or required by executive order to close.

Section 16.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 16.12. Severability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or implied thereby.

Section 16.13. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY

IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 16.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 16.15. FATCA. The Company hereby agrees (i) upon request, to provide to the Trustee information that is (A) within the Company’s possession or (B) directly available to the Company about the parties and/or Securities that is reasonably necessary for such entity to determine whether it has tax related obligations under Sections 1471-1474 of the U. S. Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Applicable Law”); and (ii) that the Trustee shall be entitled to make any withholding or deductions from payments under the Indenture (and shall not be required to pay any additional amounts with respect to any such withholding or deduction on or in respect of the Securities) to the extent necessary to comply with Applicable Law.

IN WITNESS WHEREOF, Ally Financial Inc. and The Bank of New York Mellon have caused this Indenture to be executed as of the day and year first above written.

ALLY FINANCIAL INC.

By:	/s/ Barbara Taylor
	Name:	Barbara Taylor
	Title:	Assistant Secretary

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

A-1

EXHIBIT A

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Ally financial Inc. or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. [—]	CUSIP: [—]

ISIN: [—]

[—]% Subordinated Note Due 20[—]

ALLY FINANCIAL INC.

promises to pay to Cede& Co. or registered assigns,

the principal sum of on.

Interest Payment Dates: [—] (or, if any such day is not a Business Day, the next succeeding Business Day)

Record Dates: [—].

Dated: [—], 20[—]

[ADDITIONAL PROVISIONS OF THIS NOTE ARE SET FORTH ON THE

REVERSE SIDE OF THIS NOTE]

WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

ALLY FINANCIAL INC.

By:
Name:
Title:

By:
Name:
Title:

Dated: [—], 20[—]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THIS IS ONE OF THE SECURITIES OF THE SERIES DESIGNATED THEREIN REFERRED TO IN THE WITHIN-MENTIONED INDENTURE.

THE BANK OF NEW YORK MELLON, AS TRUSTEE,

By:
Name:
	Title:	Authorized Signatory

Dated: [—], 20[—]

[REVERSE SIDE OF NOTE]

[—]% Subordinated Note due 20[—]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

Ally Financial Inc., a Delaware corporation (hereinafter called the “Company”, which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [—]($[—]) at the office or agency of the Company for such purpose in the Borough of Manhattan, The City of New York, on [—], in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate of [—]% per annum at the office or agency of the Company in the Borough of Manhattan, The City of New York, in like coin or currency on [—]and [—] (each, an “Interest Payment Date”) of each year, beginning on [—]. Such interest will accrue from and including [—] or the most recent Interest Payment Date (whether or not such Interest Payment Date was a Business Day (as defined below)) for which interest had been paid or duly provided for to but excluding the relevant Interest Payment Date. The first payment to be made on [—] is in respect of the period from and including [—] to but excluding [—]. The interest so payable on any Interest Payment Date will, subject to certain exceptions provided in the Indenture referred to below, be paid to the person in whose name this [—]% Subordinated Note (as defined below) is registered at the close of business on the calendar day immediately preceding such Interest Payment Date. At the option of the Company, interest may be paid by check to the registered holder hereof entitled thereto at his last address as it appears on the registry books, and principal may be paid by check to the registered holder hereof or other person entitled thereto against surrender of this [—]% Subordinated Note.

If an Interest Payment Date falls on a day that is not a Business Day, the interest payment will be postponed to the next succeeding Business Day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay. “Business Day” is any day which is not a Saturday or Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

This [—]% Subordinated Note is not a savings or a deposit account or other obligation of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This [—]% Subordinated Note is one of a duly authorized issue of subordinated debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as [—] (as may be supplemented from time to time, herein called the “Indenture”), duly executed and delivered by the Company to The

Bank of New York Mellon (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The terms of this [—]% Subordinated Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this [—]% Subordinated Note and the terms of the Indenture, the terms of this [—]% Subordinated Note shall control. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as in the Indenture provided. This [—]% Subordinated Note is one of [—] global notes which together represent all of the Company’s [—]% Subordinated Notes Due [—] (the “[—]% Subordinated Notes”, which term shall include any Additional Notes (as defined below)), limited in initial issuance to the aggregate principal amount of $[—]. The [—]% Subordinated Notes will bear interest, calculated on the basis of a 360-day year consisting of twelve 30-day months.

The [—]% Subordinated Notes are in registered book-entry form without coupons in initial denominations of $2,000 and integral multiples of $1,000.

In case of an Event of Default, as defined in the Indenture, with respect to the [—]% Subordinated Notes, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. For the avoidance of doubt, the conditions to such a declaration upon the occurrence of an Event of Default described in the immediately preceding sentence shall be the same as the conditions for such a declaration upon the occurrence of an Event of Default pursuant to clauses (a) and (b) of Section 6.01 of the Indenture. Holders of the [—]% Subordinated Notes shall vote as a separate class with respect to any defaults (as defined in Section 6.02 of the Indenture) relating thereto as a result of any covenants, obligations, or provisions affecting only the [—]% Subordinated Notes.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66 2/3% in aggregate principal amount of the Securities at the time outstanding (as defined in the Indenture) of all series to be affected by the execution of such supplemental indentures referred to in this sentence (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of any interest thereon, without the consent of the Holder of each Security so affected, (ii)

reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Securities then outstanding or (iii) make any change to the provisions of Article 16 of the Indenture that would adversely affect the Holders of the Securities without the consent of the Holder of each of the Securities so affected. Any such consent or waiver by the Holder of this [—]% Subordinated Note shall be conclusive and binding upon such Holder and upon all future Holders of this [—]% Subordinated Note and of any [—]% Subordinated Note issued upon the registration of transfer hereof or in lieu hereof, whether or not notation for such consent or waiver is made upon this [—]% Subordinated Note.

No reference herein to the Indenture and no provision of this [—]% Subordinated Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest and Additional Interest, if any, on this [—]% Subordinated Note at the place, at the respective times, at the rate, and in the coin or currency, herein prescribed.

The Company may from time to time, without notice to or the consent of the registered holders of the [—]% Subordinated Notes, create and issue additional notes (the “Additional Notes”) ranking pari passu with the [—]% Subordinated Notes in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such Additional Notes or except for the first payment of interest following the issue date of such Additional Notes). Such Additional Notes may be consolidated and form a single series with the [—]% Subordinated Notes and have the same terms as to status, redemption or otherwise as the [—]% Subordinated Notes, provided that if such Additional Notes of a series are not fungible with the [—]% Subordinated Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number.

This [—]% Subordinated Note may not be redeemed prior to maturity, except as set forth below.

The [—]% Subordinated Notes are subordinated and junior in right of payment to the Company’s obligations under its Senior Indebtedness (as defined in the Indenture) on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, all obligations of the Company to holders of Senior Indebtedness must be paid in full before any payment may be made to the Holders of the [—]% Subordinated Notes. The Company agrees, and each Holder by accepting an [—]% Subordinated Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect. In the event of any inconsistency between the foregoing and the terms of the Indenture, the terms of Indenture shall control.

Upon due presentment for registration of transfer of this [—]% Subordinated Note at the office or agency designated and maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, pursuant to the provisions of the Indenture, a new [—]% Subordinated Note for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the Holder in whose name this [—]% Subordinated Note is registered upon the books of the Company to be, and may treat such Holder as, the absolute owner of this [—]% Subordinated Note (whether or not this [—]% Subordinated Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof (and premium, if any) and interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement in the Indenture or any indenture supplemental thereto or in any Security, or because of any indebtedness represented thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This [—]% Subordinated Note is governed by and construed in accordance with the laws of the State of New York without giving effect to the choice of law provisions thereof.

This [—]% Subordinated Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.

ASSIGNMENT FORM

FOR VALUE RECEIVED the undersigned hereby sells,

assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee the within [—]% Subordinated Note of Ally Financial Inc. and hereby irrevocably constitutes and appoints attorney to

transfer said [—]% Subordinated Note on the books of the within-named Company, with full power of substitution in the premises.

Dated:

Sign Here
NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE GUARANTEED

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $        . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Certificated Note, or exchanges of a part of another Global or Certificated Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.